Exhibit 4.2

FIFTH SUPPLEMENTAL INDENTURE
FIFTH SUPPLEMENTAL INDENTURE, dated as of July 3, 2012 (the "Fifth Supplemental Indenture"), by and among Valeant Pharmaceuticals Holdings (Barbados) SRL, Valeant International Bermuda, Valeant Laboratories International Bermuda, Valeant Pharmaceuticals Holdings Bermuda, Valeant Pharmaceuticals Nominee Bermuda, Valeant Pharmaceuticals Luxembourg S.à.r.l., Valeant Pharmaceuticals Ireland (collectively, the “New Guarantors”), Valeant Pharmaceuticals International, a Delaware corporation (the "Company") and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the "Trustee").
WHEREAS, each of the Company, Valeant Pharmaceuticals International, Inc. ("Parent"), the indirect parent of the Company, and the Subsidiary Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an Indenture, dated as of September 28, 2010 (the "Indenture"), providing for the issuance of 6.75% Senior Notes due 2017 and 7.00% Senior Notes due 2020 (collectively, the "Securities");
WHEREAS, each New Guarantor desires to provide a full and unconditional guarantee (the "Guarantee") of the obligations of the Company under the Securities and the Indenture on the terms and conditions set forth herein;
WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Trustee and the New Guarantor are authorized to execute and deliver this Fifth Supplemental Indenture; and
WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to the Fifth Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Definitions. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture.
2.    Guarantee. Each of the New Guarantors hereby agrees to provide a full and unconditional guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including, but not limited to, Article 10 thereof.
3.    Effectiveness of Fifth Supplemental Indenture. This Fifth Supplemental Indenture shall become effective upon the execution and delivery of this Fifth Supplemental Indenture by the Company, each New Guarantor and the Trustee.
4.    Indenture Remains in Full Force and Effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Indenture and the Securities, to the extent not inconsistent with the terms and provisions of this Fifth Supplemental Indenture, shall remain in full force and effect.
5.    No Recourse Against Others. No stockholder, officer, director or incorporator, as such, past, present or future of any New Guarantor shall have any personal liability under this Guarantee,

the Securities, the Indenture or this Fifth Supplemental Indenture by reason of his, her or its status as such stockholder, officer, director or incorporator.
6.    Headings. The headings of the Articles and Sections of this Fifth Supplemental Indenture are inserted for convenience of reference and shall not be deemed a part thereof.
7.    Counterparts. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
8.    Governing Law. This Fifth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
9.    Agent for Service. Each New Guarantor hereby appoints CT Corporation as its authorized agent upon whom process may be served in any suit or proceeding arising out of or relating to the Indenture, the Securities or this Fifth Supplemental Indenture that may be instituted in any federal or state court in the State of New York or brought under federal or state securities laws.
10.    Trustee Disclaimer. The Trustee is not responsible for the validity or sufficiency of this Fifth Supplemental Indenture nor for the recitals herein.
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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first written above.

Company:	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Rajiv De Silva
		Name:	Rajiv De Silva
		Title:	President and Chief Operating Officer

New Guarantors:	VALEANT PHARMACEUTICALS HOLDINGS (BARBADOS) SRL

	By:	/s/ Mauricio Zavala
		Name:	Mauricio Zavala
		Title:	Manager and Assistant Secretary

	By:	/s/ Rich Wichansky
		Name:	Rich Wichansky
		Title:	Manager

VALEANT PHARMACEUTICALS LUXEMBOURG S.à r.l.

By:	/s/ Bruce Goins
	Name:	Bruce Goins
	Title:	Manager

By:	/s/ Kuy Ly Ang
	Name:	Kuy Ly Ang
	Title:	Manager

GIVEN UNDER THE COMMON SEAL OF VALEANT PHARMACEUTICALS IRELAND and DELIVERED as a DEED in the presence of

/s/ Graham Jackson
Name:	Graham Jackson
Title:	Director and General Manager

/s/ Garrett Dempsey
Name:	Garrett Dempsey
Title:	Director

VALEANT INTERNATIONAL BERMUDA

By:	/s/ Peter McCurdy
	Name:	Peter McCurdy
	Title:	Director, President and Assistant Secretary

By:	/s/ Simon Payne
	Name:	Simon Payne
	Title:	Director

VALEANT LABORATORIES INTERNATIONAL BERMUDA

By:	/s/ Peter McCurdy
	Name:	Peter McCurdy
	Title:	Director, President and Assistant Secretary

By:	/s/ Simon Payne
	Name:	Simon Payne
	Title:	Director

VALEANT PHARMACEUTICALS HOLDINGS BERMUDA

By:	/s/ Peter McCurdy
	Name:	Peter McCurdy
	Title:	Director, President and Assistant Secretary

By:	/s/ Simon Payne
	Name:	Simon Payne
	Title:	Director

VALEANT PHARMACEUTICALS NOMINEE BERMUDA

By:	/s/ Peter McCurdy
	Name:	Peter McCurdy
	Title:	Director, President and Assistant Secretary

By:	/s/ Simon Payne
	Name:	Simon Payne
	Title:	Director

Trustee:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

	By:	/s/ Melonee Young
		Name:	Melonee Young
		Title:	Authorized Signatory